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                                                                    EXHIBIT 23.2



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Viragen, Inc. for the registration of 10,504,969 shares of its common stock and to the incorporation by reference therein of our report dated August 17, 2001, (except for Note R, as to which the date is September 28, 2001) with respect to the consolidated financial statements of Viragen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Miami, Florida
February 4, 2002